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                                                                  EXHIBIT 10.2


                           CERTIFICATE OF DESIGNATION
                                       OF
                              UNIDYNE CORPORATION

         UNIDYNE CORPORATION (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does by its president and its secretary and under its corporate seal hereby certify as follows:

         FIRST: That by its Certificate of Incorporation, the total number of shares which this Corporation may issue is stated partially in paragraph FOURTH to be as follows:

                 The total number of shares of stock which the Corporation has authority to issue is Seventy Million (70,000,000) shares, of which Fifty Million (50,000,000) shares shall be Common Stock of the par value of $0.001 per share (the "Common Stock") and Twenty Million (20,000,000) shares shall be Preferred Stock of the par value of $10.00 per share (the "Preferred Stock").
                 The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law. The shares of the Preferred Stock and Common Stock, respectively, shall have the following express terms:

                 SECTION 1.  PREFERRED STOCK.

                 1.1 AUTHORITY OF THE BOARD OF DIRECTORS TO CREATE SERIES. The Board of Directors of the Corporation is hereby expressly granted authority, to the full extent now or hereafter permitted herein and by the Corporation Law, at any time or from time to time, by resolution or resolutions, to create one or more series of Preferred Stock, to fix the authorized number of shares of any such series (which number of shares may vary as between series and be changed from time to time by like action), and to fix the terms of such series, including but not limited to, the following:

                          (i) the designation of such series, which may be by distinguishing number, letter or title;

                          (ii) the rate or rates at which shares of such series shall be entitled to receive dividends; the periods in respect of which dividends are payable; the conditions upon, and times of payment of, such dividends; the relationship and preference, if
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                 any, of such dividends to dividends payable on any other class or classes or any other series of stock; whether such dividends shall be cumulative and, if cumulative, the date or dates from which such dividends shall accumulate; and the other terms and conditions applicable to dividends upon shares of such series;

                          (iii) the rights of the holders of the shares of such series in case the Corporation be liquidated, dissolved or wound up (which may vary depending upon the time, manner or voluntary or involuntary nature or other circumstances of such liquidation, dissolution or winding up) and the relationship and preference, if any, of such rights to rights of holders of shares of stock of any other class or classes or any other series of stock;

                          (iv) the right, if any, of the Corporation to redeem shares of such series at its option, including any limitation of such right, and the amount or amounts to be payable in respect of the shares of such series in case of such redemption (which may vary depending on the time, manner or other circumstances of such redemption), and the manner, effect and other terms and conditions of any such redemption;

                          (v) the obligation, if any, of the Corporation to purchase, redeem or retire shares of such series and/or to maintain a fund for such purpose, and the amount or amounts to be payable from time to time or such purpose or into such fund, or the number of shares to be purchased, redeemed or retired, the per share purchase price or prices, and the other terms and conditions of any such obligation or obligations;

                          (vi) the voting rights, if any, which, if granted, may be full, special, or limited, to be given the shares of such series, including, without limiting the generality of the foregoing, the right, if any, as a series or in conjunction with other series or classes, to elect one or more members of the Board of Directors either generally or at certain times or under certain circumstances, and restrictions, if any, on particular corporate acts without a specified vote or consent of holders of such shares (such as, among others, restrictions on modifying the terms of such series or of the Preferred Stock, restricting the permissible terms of other series or the permissible variations between series of the Preferred Stock, authorizing or issuing additional shares of the Preferred Stock, creating debt, or creating any class of stock ranking prior to or on a parity with the Preferred Stock or any series thereof as to dividends, or assets remaining for distribution to the stockholders in the event
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                 of the liquidation, dissolution, or winding up of the
                 Corporation);

                          (vii) the right, if any, to exchange or convert the shares into shares of any other series of the Preferred Stock or into shares of any other class of stock of the Corporation or the securities of any other corporation, and the rate or basis, time, manner, terms and conditions of exchange or conversion or the method by which the same shall be determined; and

                          (viii) the other special rights, if any, and the qualifications, limitations or restrictions thereof, of the shares of such series.

                 The Board of Directors shall fix the terms of each series of the Preferred Stock by resolution or resolutions adopted at any time prior to the issuance of the shares thereof, and the terms of each such series may, subject only to restrictions, if any, imposed by this Amended and Restated Certificate of Incorporation or by applicable law, vary from the terms of other series to the extent determined by the Board of Directors from time to time and provided in the resolution or resolutions fixing the terms of the respective series of the Preferred Stock.

                 1.2 STATUS OF CERTAIN SHARES. Shares of any series of the Preferred Stock, whether provided for herein or by resolution or resolutions of the Board of Directors, which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes, or which have been purchased or otherwise acquired by the Corporation, shall have the status of authorized and unissued shares of the Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of the Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of the Preferred Stock, all subject to the conditions or restrictions on issuance set forth herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of the Preferred Stock.

                 1.3 CHANGES IN NUMBER OF AUTHORIZED SHARES. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders
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                 of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the express terms of the Preferred Stock or any series thereof as fixed or determined pursuant to this Section 1 of this Article FOURTH.

         SECOND: That pursuant to the authority vested in the Board of Directors by the Company's Certificate of Incorporation, the Board of Directors, in accordance with Section 141 of the General Corporation Law of the State of Delaware, as amended (the "Act"), adopted the following resolution:

                          RESOLVED, that there is hereby created a series of
                 Preferred Stock of the Corporation which shall be known as Class A Convertible Preferred Stock and that the number of shares of such series shall be five hundred thousand (500,000) and that the terms of such series shall be as described in Exhibit B which is annexed hereto and made a part hereof.

         THIRD: That the said resolution of the Board of Directors, and creation and authorization of issuance thereby of said series of 500,000 Class A Convertible Preferred Stock and determination thereby of the dividend rate, redemption price, conversion rights, liquidation rights, voting rights and preemptive rights, were duly made by the Board of Directors pursuant to authority and in accordance with Sections 141 and 151 of the Act.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President and attested by its Secretary as of this 31st day of December, 1996.

[Corporate Seal]                                   UNIDYNE CORPORATION


                                          By:  /s/ C. Eugene Hutcheson
                                               ---------------------------
                                                   C. Eugene Hutcheson
                                                   President

ATTEST:



/s/ Charlotte E. Doremus
----------------------------
Charlotte E. Doremus
Secretary

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                                   EXHIBIT B

         Class A Convertible Preferred Stock. The preferences, rights and privileges of the Class A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

         1.      Dividends.

                 a. Payment. The holders of the Class A Convertible Preferred Stock shall be entitled to receive cash dividends as and when declared by the Board of Directors, out of the funds of the Corporation legally available therefor, in the amount of 7% per annum of the liquidation preference of $10 per share. Such dividends shall be payable at least annually with respect to each calendar year on the last day of the immediately succeeding March, commencing on March 31, 1997, pro rata to the holders of all outstanding Class A Convertible Preferred Stock as of the record date fixed for such dividend on the basis of the relative number of such shares held of record on
that date by each holder.    Such dividends shall be cumulative as provided in
subsection 1.b. hereof.  Accumulations of dividends shall not bear interest.

                 b. Cumulative. The cash dividend payable with respect to each completed calendar year, including any calendar year in which all shares of Class A Convertible Preferred Stock are redeemed or the Corporation dissolves or is liquidated, shall be cumulative.

         2.      Redemption.

                 a. Optional Redemption. The Corporation may, at its option, and upon a vote of a majority of its directors who are not beneficial owners of shares of Class A Convertible Preferred Stock, redeem shares of the Class A Convertible Preferred Stock, in whole or in part, at any time and from time to time on or after January 1, 2002.

                 b. Class A Convertible Preferred Stock Redemption Price. In the event of any redemption of Class A Convertible Preferred Stock, there shall be paid to the holders thereof the redemption price of $11 per share, plus accrued but unpaid dividends on each such share for all calendar years through and including the date fixed for redemption (collectively, the "Class A Convertible Preferred Stock Redemption Price").

                 c. Partial Redemptions. Redemptions of less than all of the outstanding shares of Class A Convertible Preferred Stock pursuant to this subsection 2. shall be pro rata from each holder of such shares on the basis of the relative number of such shares outstanding and held of record by such holder at the time the Corporation elects or is obligated to make such redemption.

                 d. Redemption Procedure. Notice of every redemption shall be deposited in the U.S. Mail, postage prepaid, not less than fifteen
(15) days before the Corporation elects to redeem the Class A Convertible Preferred Stock, and addressed to each record holder of shares thereof at their respective addresses then appearing on the books of the Corporation and specifying (i) the redemption date, which date shall be not less than fifteen
(15) nor more than
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sixty (60) days after the date such notice is mailed, and (ii) the depository, to whom such certificates representing such Class A Convertible Preferred Stock should be delivered.

                 e. Payment of Aggregate Redemption Price by Corporation. Not less than one (1) business day prior to a specified redemption date, the Corporation shall deposit in good same day funds with the designated depository the aggregate Class A Convertible Preferred Stock Redemption Price for all shares of Class A Convertible Preferred Stock to be redeemed. At or before the time of such deposit, the Corporation shall direct that the designated depository pay such amount to the respective holders of Class A Convertible Preferred Stock to be redeemed in amounts equal to the aggregate Class A Convertible Preferred Stock Redemption Price for all shares of Class A Convertible Preferred Stock to be redeemed by each such holder. Upon the Corporation having given the notice required under subsection 2.d. hereof and having made such deposits, holders of Class A Convertible Preferred Stock to be redeemed pursuant to such call for redemption shall cease to be stockholders with respect to such Class A Convertible Preferred Stock as of the redemption date, and shall have, from and after the redemption date, no interest in or claim against the Corporation with respect to such Class A Convertible Preferred Stock, except only to receive checks or wire transfer of funds, without interest, from the designated depository.

                 f. Cancellation of Redeemed Stock. All shares of Class A Convertible Preferred Stock which are redeemed shall be retired and cancelled as of the date fixed for redemption shall no longer be deemed to be outstanding and may not thereafter be reissued.

         3.      a.       Right to Convert.  Subject to the terms and
conditions of this paragraph 3, the holder of any of the Class A Convertible Preferred Stock shall have the right, at its option at any time from time to time, to convert each share of Class A Convertible Preferred Stock (except that upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Preferred Shares) into .54 of a share of fully paid and nonassessable shares of the Corporation's common stock $.001 par value per share (a total of 270,000 shares) (the "Common Shares"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Class A Convertible Preferred Stock into Common Shares and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for Common Shares shall be issued.

                 b. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to above in subsection 3.a. and surrender of the certificate or certificates for the shares of Class A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole Common Shares issuable upon the conversion of such Class A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected
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as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such Class A Convertible Preferred Stock shall cease, and the person or persons in whose name or names any certificates or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of records of the shares represented thereby.

                 c. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Class A Convertible Preferred Stock into Common Shares and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Shares issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends cumulated and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 3.b. In case the number of Class A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 3.a. exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of Class A Convertible Preferred Stock, represented by the certificates or certificates surrendered which is not to be converted. If any fractional interest in a Common Share would, except for the provisions of the first sentence of this subsection 3.c., be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                 d. Adjustment of Number of Shares of Class A Convertible Preferred Stock. If the Corporation shall at any time after the date hereof:
(i) declare a dividend on its Common Shares payable in shares of its capital stock (whether Common Shares or of capital stock of any other class), (ii) subdivide its outstanding Common Shares, or (iii) combine its outstanding Common Shares into a smaller number of shares, the number of shares of Class A Convertible Preferred Stock in effect at the time of the record date for that dividend or of the effective date of that subdivision, or combination, shall be proportionately adjusted so that the holders of the Class A Convertible Preferred Stock on such record date shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Class A Convertible Preferred Stock had been converted into Common Shares immediately prior to that date, the holders of the Class A Preferred Stock would have owned upon conversion and been entitled to receive by virtue of that dividend, subdivision, or combination. The foregoing adjustment shall be made successively whenever any event listed above shall occur.

                 e. Notice of Adjustment. Upon any adjustment of the number of shares of Class A Convertible Preferred Stock held by any holder thereof pursuant to subsection 3.c., the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of Class A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Convertible Preferred Stock held by such holder as a result of such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.
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                 f.       Other Notices.  In case at any time:

                          (a) the Corporation shall declare any dividend upon its Common Shares payable in cash or stock or make any other distribution to the holders of its Common Shares;

                          (b) the Corporation shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

                          (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all substantially all its assets to, another corporation; or

                          (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, addressed to each holder of Class A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (i) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause
                 (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                 g. Stock to be Reserved. The Corporation will at all times reserve and keep available out of is authorized Common Shares or its treasury shares, solely for the purpose of issuance upon conversion of Class A Convertible Preferred Stock as herein provided, such number of shares of Common Shares as shall then be issuable upon the conversion of all outstanding shares of Preferred Shares (including shares issuable in respect of any cumulated but unpaid dividends on the Preferred Shares). The Corporation covenants that all shares of Common Shares which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all liens and charges with respect to the issue thereof. The Corporation will not take any action which results in an adjustment in the number of Class A Convertible Preferred Stock outstanding if the total number of shares of Common Shares issued and issuable after such action upon conversion of the Class A Convertible Preferred Stock would
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exceed the total number of Common Shares then authorized by the Corporation's
Certificate of Incorporation.

                 h. No Reissuance of Preferred Shares. Preferred Shares which are converted into Common Shares as provided herein shall not be reissued.

    4. Liquidation. In the event of liquidation or dissolution of the Corporation, after the payment or provision for payment of all of the liabilities of the Corporation and before any payment or other distribution is made on account of the Common Stock, there shall be paid to the holders of the Class A Convertible Preferred Stock the amount of the Class A Convertible Preferred Stock Liquidation Preference; provided, however, that the amount of accrued and unpaid dividends to be included therein shall be accrued up to the date of payment. After payment to the holders of the Class A Convertible Preferred Stock of the full preferential amount as provided above, such holders, as such, shall not be entitled to share further in the assets of the Corporation or in the proceeds of the liquidation. Nothing contained herein shall be construed to prohibit the retirement of the Class A Convertible Preferred Stock by purchase or redemption, and neither the purchase nor redemption of the Class A Convertible Preferred Stock, nor a merger, consolidation or reorganization of the Corporation, nor a sale, or lease or transfer of all or substantially all of the assets of the Corporation, shall be considered a liquidation or dissolution of the Corporation within the meaning of this subsection 4. If the net assets of the Corporation legally available therefore or the proceeds therefrom are insufficient to permit the payment upon all outstanding shares of Class A Convertible Preferred Stock of the full amount to which the holders thereof are entitled, then such net assets shall be distributed pro rate to each holder of Class A Convertible Preferred Stock on the basis of the number of such shares outstanding and held of record by each such holder at the time of such payment.

                 5. Voting. The holders of the Class A Convertible Preferred Stock shall have no voting rights, except as required by law.

                 6. Preemptive Rights. Holders of Class A Convertible Preferred Stock shall not be entitled on account of holding such shares to preemptive rights or other rights to acquire or subscribe for additional shares or securities of the Corporation authorized to be issued.